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Exhibit 21.  Subsidiaries of the Registrant

The following table lists subsidiaries of the registrant which meet the definition of "significant subsidiary" according to Regulation S-X:

                               STATE OF               NAME UNDER WHICH
      COMPANY                INCORPORATION          COMPANY DOES BUSINESS
---------------------        -------------         -----------------------
American Income Life                               American Income Life
  Insurance Company              Indiana             Insurance Company

Family Service Life                                Family Service Life
  Insurance Company              Texas               Insurance Company

Globe Life and Accident                            Globe Life and Accident
  Insurance Company              Delaware            Insurance Company

Liberty National Life                              Liberty National Life
  Insurance Company              Alabama             Insurance Company

United American                                    United American
  Insurance Company              Delaware            Insurance Company

United Investors Life                              United Investors Life
  Insurance Company              Missouri            Insurance Company

Waddell & Reed                                     Waddell & Reed
  Investors Management                               Investors Management
  Company, Inc.                  Delaware            Company, Inc.

Waddell & Reed                                     Waddell & Reed
  Services Company, Inc.         Delaware            Services Company, Inc.